As filed with the Securities and Exchange Commission on November 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LDR Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

Scott Way

General Counsel

LDR Holding Corporation

13785 Research Boulevard, Suite 200, Austin, Texas 78750

(512) 344-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Carmelo M. Gordian

Ted A. Gilman

Andrews Kurth LLP

111 Congress Avenue

Suite 1700

Austin, TX 78701

(512) 320-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering
Common Stock, par value $0.001 per share		(1)(2)		(1)(2)		(1)(2)
Preferred Stock, par value $0.001 per share		(1)(2)		(1)(2)		(1)(2)
Debt Securities		(1)(2)		(1)(2)		(1)(2)
Warrants		(1)(2)		(1)(2)		(1)(2)
Total Primary Offering					$150,000,000.00	(3)	$17,430.00
Secondary Offering
Common Stock, par value $0.001 per share, issuable upon conversion of Class A Stock of LDR Médical S.A.S.	508,092	(4)(5)			$2,791,370.64	(6)	$324.36
Common Stock, par value $0.001 per share, for resale by former holders Class A Stock of LDR Médical S.A.S.	508,092	(4)(5)	$34.05	(7)	$17,300,532.60		$2,010.32
Common Stock, par value $0.001 per share, for resale by selling stockholders	2,000,000	(5)	$34.05	(7)	$68,100,000.00		$7,913.22
Total					$238,191,903.24		$27,677.90

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of securities as may be issued upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(2)	The proposed maximum per share and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. With respect to debt securities, the public offering price therefor excludes accrued interest and accrued amortization of discount, if any, to the date of delivery.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price.
(4)	Represents shares of common stock of the issuer to be registered (i) for issuance upon the conversion of shares of Class A Stock of LDR Médical S.A.S., our subsidiary, that have been issued to the Selling Securityholders named in this Registration Statement and (ii) for resale after the issuance to the Selling Securityholders named in this Registration Statement.
(5)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our ordinary shares, the number of shares registered shall automatically be adjusted to cover the additional ordinary shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(6)	The shares of Class A Stock of LDR Médical S.A.S. that are convertible into shares of our common stock are issuable upon the exercise of outstanding warrants to purchase shares of Class A Stock of LDR Médical S.A.S. If all of the outstanding warrants to purchase shares of Class A Stock of LDR Médical S.A.S. are exercised for cash, Médical would receive aggregate gross proceeds of approximately $2.8 million at an assumed conversion rate 1.2609 U.S. Dollars per Euro (the closing exchange rate on October 31, 2014).
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on November 3, 2014, as reported on the Nasdaq Global Select Market. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling securityholders are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

(Subject to Completion)

Dated November 5, 2014

PROSPECTUS

LDR HOLDING CORPORATION

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

2,508,092 Shares of Common Stock Offered by Selling Securityholders

We may offer and sell, from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,000.

In addition, this prospectus also relates to the sale of up to 2,000,000 shares of common stock from time to time by certain of our existing stockholders.

This prospectus also relates to the issuance and resale of up to 508,092 shares of our common stock by the holders, who we refer to as the BCE warrantholders, and, together with the existing stockholders, the selling securityholders, of bons de souscription de parts de créateur d’enterprise, which we refer to as BCE warrants, which entitle such holders to purchase Class A Stock of LDR Médical S.A.S., our French subsidiary, which we refer to as Médical. Pursuant to the terms of the Second Amended and Restated Put-Call Agreement, as amended, between LDR Holding Corporation, Médical and the BCE warrantholders, the shares of Class A Stock of Médical issued upon exercise of the BCE warrants will automatically be exchanged for 5.80087 shares of our common stock.

We will not receive any proceeds from the sale of shares by the selling securityholders. Our subsidiary, Médical, may receive proceeds from the exercise of BCE warrants. If all BCE warrants are exercised for cash, Médical would receive aggregate gross proceeds of approximately $2.8 million at an assumed conversion rate 1.2609 US Dollars per Euro (the closing exchange rate on October 31, 2014). We cannot assure you that the BCE warrants will be exercised.

We will provide specific terms of any offering by us in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; on a delayed or continuous basis; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. The selling securityholders may offer shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 31 of this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LDRH.” The last reported sale price of our common stock on November 4, 2014 was $34.30 per share. We will provide information in any applicable prospectus supplement regarding any listing on any securities exchange of securities other than shares of our common stock.

The BCE warrantholders and any brokers executing selling orders on behalf of the BCE warrantholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and commissions received by a broker executing selling orders may be deemed to be underwriting commissions under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a maximum dollar amount of $150,000,000. Under this prospectus, certain of our existing stockholders may offer and sell up to 2,000,000 shares of our common stock. In addition, this prospectus also registers the issuance to, and resale by, up to 508,092 shares of our common stock by the BCE warrantholders that hold BCE warrants to purchase shares of Class A Stock of Médical. Pursuant to the terms of the Second Amended and Restated Put-Call Agreement, as amended, between LDR Holding, Médical and the BCE warrantholders, upon the exercise of such BCE warrants, the shares of Class A Stock of Médical issued upon exercise of such BCE warrants shall automatically be exchanged for 5.80087 shares of our common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, will include all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with any different information. Neither we nor the selling securityholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.” Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where the offer or sale is not permitted.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Forward-looking statements may include statements about our:

•	our expectations regarding our revenue, expenses, sales, effective tax rates and operations;

•	our ability to manage growth;

•	anticipated trends, developments and challenges in our business and the markets in which we operate;

•	our ability to develop and market future products;

•	our ability to compete in our markets, expand into new markets and innovation by our competitors;

•	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business;

•	our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement;

•	our ability to hire and retain key personnel;

•	our expectations regarding the use of proceeds from this offering;

•	our anticipated cash needs and our estimates regarding our capital requirements;

•	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices;

•	ability to successfully identify and manage any potential acquisitions; and

•	ability to manage expansion into international markets.

These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results of operation, financial condition, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Moreover, we operate in a competitive and rapidly changing industry in which new risks may emerge from time to time, and it is not possible for management to predict all risks.

You should refer to the section of this prospectus entitled “Risk Factors” for a discussion of important risks that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors and new risks that may emerge in the future, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this prospectus, except to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read the following summary together with the more detailed information appearing in this prospectus and the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety, including our consolidated financial statements and related notes as well as the section entitled “Risk Factors” herein and in the documents incorporated by reference, before deciding whether to purchase our securities. Unless the context otherwise requires, we use the terms “LDR Holding,” “LDR,” the “company,” “we,” “us” and “our” in this prospectus to refer to LDR Holding Corporation and its subsidiaries on a consolidated basis.

Overview

We are a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. Our primary products are based on our VerteBRIDGE fusion and Mobi non-fusion platforms, both of which are designed for applications in the cervical and lumbar spine. We believe our VerteBRIDGE and Mobi platforms enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, we received approval from the U.S. Food and Drug Administration, or FDA, for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. Industry sources expect that the cervical disc replacement market, which is currently relatively small, will be one of the fastest growing segments of the U.S. spine implant market.

Our highly differentiated VerteBRIDGE fusion platform targets the cervical and lumbar spine fusion markets. Our VerteBRIDGE products are designed around our proprietary plating technology that enables surgeons to implant VerteBRIDGE devices with direct visualization of the disc and to affix the devices to the vertebrae from inside the spinal disc space. We believe that VerteBRIDGE is the first platform of interbody devices with integrated fixation to market that may be implanted without screws, resulting in a zero-profile construct without hardware protruding outside of the vertebral body. We believe these differentiated features offer distinct advantages over other interbody devices, including simplified and less invasive surgical techniques for both cervical and lumbar fusion procedures. While these products only address a specific segment of the overall spine implant market, our VerteBRIDGE products have been used in more than 50,000 device implantations since the introduction of the VerteBRIDGE platform in 2007.

Our Mobi non-fusion platform is highlighted by Mobi-C, a cervical disc replacement device with a patented mobile bearing core that is designed to replicate the natural anatomical movement of the spine by facilitating independent bending and twisting similar to a healthy disc. Mobi-C is the first and only cervical disc replacement device to have received FDA approval for both one-level and two-level cervical disc replacement procedures. In addition, Mobi-C is the only cervical disc replacement device that has demonstrated overall clinical superiority in an FDA pivotal clinical trial as compared to two-level traditional fusion. Mobi-C is implanted without the use of keels or screws, allowing for what we believe is a simplified, less invasive and bone sparing surgical approach as compared to other existing cervical disc replacement devices. To our knowledge, only one potentially competitive two-level cervical disc replacement device, the Medtronic Prestige LP, is currently in development. We have no knowledge of, nor can we predict, when this device or any other potentially competitive device might be available for sale in the United States. We estimate that 30% of U.S. patients indicated for surgery with symptomatic cervical disc disease may be candidates for two-level cervical disc replacement procedures. As a result, we believe the FDA approval of Mobi-C, its overall clinical superiority as compared to two-level traditional fusion procedures and its innovative design features will allow us to penetrate, and drive growth in, the U.S. cervical disc replacement market, which we believe has the potential to grow relative to the total U.S. spine market. Currently, the market for FDA approved two-level devices is new with Mobi-C being the first-to-market cervical disc device approved for one-level and two-level cervical disc procedures. Accordingly, we need to further develop the market for such procedures, which will require investment in time and capital to advocate and support the launch of Mobi-C in the United States. To support this launch, we intend to leverage our extensive international experience with Mobi-C, including clinical and commercial knowledge accumulated from more than 17,000 Mobi-C implantations outside the United States. While the cervical disc market in the United States is currently relatively small, we believe that clinical data from second generation products such as Mobi-C will help drive the growth of the market.

We market and sell our products globally through a highly adaptable worldwide sales organization that allows us to continually expand our sales channels and rapidly penetrate new geographic markets. Our U.S. sales organization consists of sales managers that recruit, develop and lead direct sales representatives and a broad network of independent sales agencies. We estimate that non-captive independent sales agencies drive approximately 35% of total U.S. spine implant market revenue, and Mobi-C is the only cervical disc replacement device currently available to this large independent sales agency network. We believe this market position will facilitate the recruitment of high-quality direct sales representatives and independent sales agencies. We currently generate revenue in more than 25 countries globally, and revenue from outside of the United States represented approximately 26% of our total revenue in 2013. Our international sales organization includes sales managers and direct sales representatives located in various countries, including France, Germany, Spain, South Korea, China and Brazil. We also sell to distributors in certain international markets. A majority of our U.S. and international independent sales agencies and international distributors have agreed to offer one or more of our VerteBRIDGE and/or Mobi-C products on an exclusive basis. We expect to continue to make investments in our sales organization by broadening our relationships with independent sales agencies, expanding exclusivity commitments among these agencies and international distributors and increasing our number of direct sales representatives.

Corporate Information

LDR Holding Corporation was incorporated in 2006 as LDR Holding Corporation in the State of Delaware. Our principal executive office is located at 13785 Research Boulevard, Suite 200, Austin, Texas 78750 and our telephone number is (512) 344-3333. Our website address is http://www.ldrholding.com. We completed our initial public offering in October 2013, and our common stock is listed on The NASDAQ Global Select Market under the symbol “LDRH.”

The “LDR Holding” name, the “LDR” name, the “Mobi,” “Mobi-C,” “Mobidisc,” “Avenue,” “C-Plate,” “VerteBRIDGE,” “ROI,” “Spinetune,” “Easyspine,” “MC+,” “ROI-A,” “ROI-C” and “ROI-T” names, and the phrase “a passion for innovation” and related images, logos and symbols appearing in this prospectus are our properties, trademarks and service marks. Other marks appearing in this prospectus are the property of their respective owners.

Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, which terms are not known at this time, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends and we do not have any issued and outstanding preferred stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our common stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. Our preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock That May be Issued in the Future.”

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may from time to time offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Selling Stockholder Securities

This prospectus also relates to the sale of up to 2,000,000 shares of common stock from time to time by certain of our existing stockholders, which shares of common stock were (1) purchased in private placement transactions that occurred prior to our initial public offering, (2) issued pursuant to the conversion of convertible notes upon the consummation of our initial public offering, (3) purchased in our initial public offering, (4) issued pursuant to the conversion of shares of capital stock of Médical pursuant to the put-call agreement, (5) issued pursuant to the exercise of options or other equity awards, or (6) issued in connection with our formation.

In addition, this prospectus relates to the issuance and resale of up to 508,092 shares of our common stock by the BCE warrantholders (or their pledgees, donees, transferees, or other successors in interest), that currently hold BCE warrants, which entitle such holders to purchase Class A Stock of Médical. The BCE warrantholders collectively hold BCE warrants to purchase 87,645 shares of Class A Stock of Médical, and, pursuant to the terms of the Second Amended and Restated Put-Call Agreement, as amended, between LDR Holding Corporation, Médical and the BCE warrantholders, the shares of Class A Stock of Médical issued upon exercise of the BCE warrants will automatically be exchanged for 5.80087 shares of our common stock.

We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. Our subsidiary, Médical, may receive proceeds from the exercise of BCE warrants, the underlying shares of which shall automatically be exchanged for 5.80087 shares of our common stock, which such common stock may be sold by the BCE warrantholders under this prospectus. If all BCE warrants are exercised for cash, assuming current exercise prices, Médical would receive aggregate gross proceeds of approximately $2.8 million at an assumed conversion rate 1.2609 US Dollars per Euro (the closing exchange rate on October 31, 2014). Such proceeds, if received, would be used for working capital and general corporate purposes.

Prior to our initial public offering in lieu of granting options of to purchase shares of our common stock to our French employees, we, though our subsidiary Médical, granted certain Médical employees, consultants and contractors BCE warrants as incentive compensation for their services to Médical. The exercise price per share of Class A Stock of Médical issuable upon exercise of the BCE warrants was based on the fair market value of our common stock on the date of grant. Additionally, the exercise price per share of Class A Stock of Médical issuable upon exercise of the BCE warrants is payable in Euros, and was calculated by using the U.S. Dollar to Euro currency exchange rate in effect on the date of grant. Since our initial public offering, we have not granted BCE warrants as incentive compensation and we do not intend to do so in the future.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the specific risks set forth under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 4, 2014, which is incorporated by reference in this prospectus, before making an investment decision. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends to earnings for each of the years ended December 31, 2013, 2012 and 2011, and for the six months ended June 30, 2014. Our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for each of the periods presented. Earnings consist of loss before income taxes and fixed charges. Fixed charges consist of interest expensed and amortized premiums, discounts and capitalized expenses related to indebtedness. Preferred dividends consist of amounts paid to our former Series C preferred stockholders. Because of these deficiencies, the ratio information is not applicable for each of the periods presented. The extent to which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the applicable periods is shown below. Amounts shown are in thousands, except for ratios.

	Year Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	27,935	9,701	1,828	5,266
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	45,078	9,701	1,828	5,266

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities by us for general corporate purposes, which may include working capital, capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities, other corporate expenses and acquisitions of products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of the shares of common stock sold by the selling securityholders or their transferees. Our subsidiary, Médical, may receive proceeds from the exercise of BCE warrants, the underlying shares of which shall automatically be exchanged for 5.80087 shares of our common stock, which such common stock may be sold by the BCE warrantholders under this prospectus. If all BCE warrants are exercised for cash, assuming current exercise prices, Médical would receive aggregate gross proceeds of approximately $2.8 million at an assumed conversion rate 1.2609 US Dollars per Euro (the closing exchange rate on October 31, 2014). Such proceeds, if received, would be used for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is intended as a summary and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC and are incorporated by reference to the registration statement of which this prospectus is a part.

Outstanding Shares

Our authorized capital stock consists of 107,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of September 30, 2014, we had 26,057,039 shares of common stock issued and 26,056,690 shares of common stock outstanding. As of September 30, 2014, we had approximately 47 stockholders of record. In addition, as of September 30, 2014, options to purchase 1,983,999 shares of common stock were outstanding and 99,500 shares of common stock issuable upon the vesting of restricted stock units that were unvested as of September 30, 2014.

Common Stock

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We do not anticipate declaring any cash dividends to the holders of our common stock for the foreseeable future.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and nonassessable. The shares of common stock offered by this prospectus or upon the conversion of the shares of Class A Stock of Médical underlying the BCE warrants, or any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and nonassessable.

Preferred Stock That May be Issued in the Future

The board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

The prospectus supplement for a series of preferred stock will specify the following terms, which have not currently been determined and are not currently known:

•	the maximum number of shares and the offering price of such shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights;

•	the procedures for any auction or remarketing, if any, of the shares;

•	whether the shares will be listed on any securities exchange;

•	whether the shares will be issued with any other securities and, if so, the amount and terms of such other securities; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Additionally, we will file as an exhibit to an amendment to the registration statement of which this prospectus forms a part, or will incorporate by reference from a report we file with the SEC, the form of any certificate of designation of any series of preferred stock that we may offer in the future pursuant to this registration statement.

Options

As of September 30, 2014, options to purchase 1,983,999 shares of common stock were outstanding, at an average exercise price of $14.77 per share.

Restricted Stock Units

As of September 30, 2014, there were 99,500 unvested restricted stock units outstanding.

Registration Rights

Demand Registration Rights

Pursuant to our second amended and restated investors’ rights agreement dated April 7, 2014, the holders of at least (1) a majority of the registrable shares of our common stock issued or issuable upon conversion of preferred stock, convertible notes and the BCE warrants, if the Company has not effected a demand registration, or (2) one-third of the then-outstanding registrable shares, if the Company has effected a demand registration, can request that we file up to two registration statements registering all or a portion of their registrable shares. As of September 30, 2014, the holders of approximately 6.0 million shares of our common stock, which were issued or are to be issued upon conversion of preferred stock, convertible notes and the BCE warrants have demand registration rights. Under specified circumstances, we also have the right to defer filing of a requested registration statement for a period of not more than 90 days, which right may not be exercised more than once during any period of 12 consecutive months. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 Registration Rights

Pursuant to the second amended and restated investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, the holders of at least 25% of the registrable shares of common stock issued or issuable upon conversion of preferred stock, convertible notes and the BCE warrants (or 50% of the registrable shares of common stock issued upon the conversion of our Series C preferred stock) have the right to demand that we file additional registration statements, including a shelf registration statement, for such holders on Form S-3.

Piggyback Registration Rights

Pursuant to the second amended and restated investors’ rights agreement, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit or similar plans, a registration on any form which does not include substantially the same information as would be required to be included in this registration statement, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered, the holders of registrable shares of common stock issued or issuable upon conversion of preferred stock, convertible notes and the BCE warrants are entitled to notice of the registration and have the right to include their registrable shares in such registration. As of September 30, 2014, the holders of approximately 6.0 million shares of our common stock, which were issued or are to be issued upon conversion of preferred stock, convertible notes and the BCE warrants are entitled to notice of this registration and will be entitled to include their shares of common stock in the registration statement. The underwriter(s) of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement. The Company has obtained waivers of these piggyback registration rights with respect to this offering from the requisite holders.

Expenses of Registration

We are required to pay all expenses relating to any demand, Form S-3 or piggyback registration, other than underwriting discounts and commissions, subject to certain limited exceptions. We will not pay for any expenses of any demand registration if the request is subsequently withdrawn by the holders of a majority of the shares requested to be included in such a registration statement, subject to limited exceptions.

Expiration of Registration Rights

The registration rights described above will expire for each holder upon the earlier of (i) October 15, 2020 or (ii) the date on which the holder may sell all of his, her or its shares under Rule 144 under the Securities Act during any 90-day period without regard to current public information, volume limitations, manner of sale restrictions or Form 144 filing requirements.

Anti-Takeover Effects of Delaware Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Delaware Law

We are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide for a classified board of directors;

•	permit our board of directors to issue shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	prohibit cumulative voting (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of the board of directors, our Chief Executive Officer or president (in the absence of a Chief Executive Officer) or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	provide that stockholders will be permitted to amend our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation only upon receiving at least sixty-six and two thirds percent of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “LDRH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and trustee to be named in the applicable indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us” and “our” refer to LDR Holding Corporation, and not to any of its subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•	either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•	the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

A successor trustee may be appointed in accordance with the terms of the indentures.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants because they, and not the summaries, define your rights as a holder of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, which terms are not known at this time, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

SELLING SECURITYHOLDERS

The shares of common stock being offered by the BCE warrantholders are those that are issuable to the BCE warrantholders in exchange for shares of Class A Stock of Médical, which shares of Médical are issuable upon the exercise of the BCE warrants. In addition to registering the issuance of our common stock to the BCE warrantholders, we are registering the resale of shares of common stock issued to the BCE warrantholders in exchange for their shares of Médical in order to permit the BCE warrantholders to offer the shares of common stock for resale from time to time.

The table below presents information as of the date of this filing regarding the BCE warrantholders and the securities that the BCE warrantholders (and their donees, pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the BCE warrantholders:

•	the number of shares of our common stock that the BCE warrantholders beneficially owned prior to the offering for resale of any of the securities being registered by the registration statement of which this prospectus is a part;

•	the number of securities that may be offered for resale for the BCE warrantholders’ account under this prospectus; and

•	the number and percent of shares of our common stock to be beneficially owned by the BCE warrantholders after the offering of the resale securities, assuming all of the resale securities are sold by the BCE warrantholders and that the BCE warrantholders do not acquire any other shares of our common stock prior to their assumed sale of all of the resale shares.

The table is prepared based on information supplied to us by the BCE warrantholders. Although we have assumed for purposes of the table below that the BCE warrantholders will sell all of the securities offered by this prospectus, because the BCE warrantholders may offer from time to time all or some of their securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the BCE warrantholders or that will be held by the BCE warrantholders after completion of the resales. Information covering the BCE warrantholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

The applicable percentages of ownership are based on an aggregate of 26,056,690 shares of our common stock outstanding on October 31, 2014.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and other equity awards that are either immediately exercisable or exercisable within 60 days of October 31, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise indicated, the business address of each of the BCE warrantholders is c/o LDR Médical S.A.S., Hôtel de Bureaux 1, 4, Rue Gustave Eiffel, 10430 Rosières Près Troyes, France.

Each of the BCE warrantholders below has advised us that it is not a broker-dealer nor affiliated with a broker-dealer.

Name	Number of Shares Beneficially Owned	Common Stock Issuable upon Exercise BCE Warrants(1)	Shares Underlying BCE Warrants Being Offered(1)	Common Stock Beneficially Owned Prior to Completion of the Offering		Common Stock Beneficially Owned After Completion of the Offering
				Number	Percent	Number	Percent
Hervé Dinville(2)	1,150,284	205,376	205,376	1,150,284	4.4%	944,908	3.6%
Patrick Richard(3)	570,454	204,755	204,755	570,454	2.2%	365,699	1.4%
Xavier Bellot(4)	28,940	13,958	13,958	28,940	*	14,982	*
Rupert Griffiths(5)	5,856	5,801	5,801	5,856	*	55	*
Frederic Dugrillon(6)	3,648	2,611	2,611	3,648	*	1,037	*
Michael Labrum(7)	7,424	4,091	4,091	7,424	*	3,333	*
Dominique Ferrari(8)	13,662	13,662	13,662	13,662	*	—	*
Emmanuelle Arnon(9)	4,201	4,097	4,097	4,201	*	104	*
Jose Thevenin(10)	1,741	1,741	1,741	1,741	*	—	*
Camille Marguier(11)	5,314	4,387	4,387	5,314	*	927	*
Christophe Garnier(12)	6,265	4,387	4,387	6,265	*	1,878	*
Sophie Stefanutti(13)	523	523	523	523	*	—	*
Cedric Demonsand(14)	349	349	349	349	*	—	*
Catherine Rodriguez-Cheverau(15)	349	349	349	349	*	—	*
Annabelle Debauchez(16)	349	349	349	349	*	—	*
Agnes Koch(17)	349	349	349	349	*	—	*
Julien Jordy(18)	349	349	349	349	*	—	*
Alexis Mercier(19)	8,042	4,392	4,392	8,042	*	3,650	*
Eric Vigneron(20)	32,800	28,634	28,634	32,800	*	4,166	*
Samuel Lequette(21)	5,991	2,965	2,965	5,991	*	3,026	*
Lucie Aubourg(22)	1,590	1,486	1,486	1,590	*	104	*
Céline Fauchot(23)	3,743	2,222	2,222	3,743	*	1,521	*
Maxence Rebut(24)	2,493	1,259	1,259	2,493	*	1,234	*
Total	1,854,716	508,092	508,092	1,854,716		1,346,624

*	Percentage of shares beneficially owned does not exceed 1%.
(1)	This amount represents the shares of common stock being offered by this prospectus by the BCE warrantholders, determined as if the outstanding BCE warrants were exercised in full, and does not take in account any limitations on exercise of the BCE warrants set forth therein.
(2)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 162,599 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(3)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 161,978 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 1,458 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(4)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 13,958 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 3,670 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(5)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 5,801 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.

(6)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 2,611 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 104 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(7)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 4,091 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(8)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 13,662 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(9)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 4,097 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 104 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(10)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 1,741 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(11)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 4,387 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 625 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(12)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 4,387 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 313 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(13)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 523 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(14)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 349 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(15)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 349 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(16)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 349 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(17)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 349 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(18)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 349 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014.
(19)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 4,392 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 417 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.

(20)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 28,634 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 833 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(21)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 2,965 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 313 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(22)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 1,486 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 104 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(23)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 2,222 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 313 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.
(24)	Number of shares beneficially owned includes BCE warrants to purchase shares of Médical that are convertible into 1,259 shares of common stock pursuant to the Second Amended and Restated Put-Call Agreement and which currently exercisable or will become exercisable within 60 days of October 31, 2014 and 417 shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2014.

PLAN OF DISTRIBUTION

We or the selling securityholders (which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock) may, from time to time, sell, transfer or otherwise dispose of our securities offered hereby through underwriters, dealers or agents or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We or the selling securityholders may use any one or more of the following methods when disposing of securities or interests therein:

•	on any national securities exchange or quotation service on which our common stock may be listed at the time of sale, in the case of sales of our common stock;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

We will describe the terms of any offering of the securities by us in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

By Underwriters

We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

•	In such an event, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We or the selling securityholders may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us or the selling securityholders up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us or the selling securityholders up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We or the selling securityholders may use a dealer to sell our securities.

•	If we or the selling securityholders use a dealer, we or the applicable selling securityholder(s), as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We or the selling securityholders may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we or the applicable selling securityholder(s) will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a reasonable best efforts basis to solicit offers to purchase and purchases for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We or the selling securityholders may directly solicit offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information Regarding Underwriters

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may agree to indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

General Information Regarding Selling Securityholders

In connection with sales of the shares of our common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the BCE warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling securityholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Because the selling securityholders may be deemed to be “underwriters” under the Securities Act, the selling securityholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Global Select Market in accordance with Rule 153 under the Securities Act.

The selling securityholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of our common stock by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of such common stock.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

We will pay all expenses of the registration of the shares of our common stock pursuant to the second amended and restated investors’ rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act in accordance with the second amended and restated investors’ rights agreement or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the second amended and restated investors’ rights agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

FINRA Matters

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which are listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the 508,092 shares of common stock offered by the BCE warrantholders under this prospectus has been passed upon for us by Andrews Kurth LLP, Austin, Texas. As of the date hereof, certain attorneys of Andrews Kurth LLP own, in the aggregate, 11,100 shares of our common stock.

The validity of any securities offered by the existing stockholders or us after the date hereof will be passed upon for us by Andrews Kurth LLP, Austin, Texas. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by the underwriters’ counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from LDR Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report thereon, which incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents that contain such information. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 4, 2014;

•	our Definitive Proxy Statement filed with the SEC on April 24, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 7, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed with the SEC on August 7, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on April 11, 2014, May 7, 2014, May 16, 2014, June 4, 2014, July 25, 2014, August 27, 2014 and September 29, 2014 (excluding any information in each such report that was furnished and not filed with the SEC).

We also incorporate all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise in each case, (excluding any information furnished and not filed with the SEC). Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: LDR Holding Corporation, 13785 Research Boulevard, Suite 200, Austin, Texas 78750, phone number (512) 344-3333.

Information contained on our website, http://www.ldr.com, is not a prospectus and does not constitute part of this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee		$27,677.90
Transfer Agent’s and Trustee’s Fees and Expenses		*
Printing and Engraving Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*

TOTAL	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors, officers and employees and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We maintain a directors’ and officers’ insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

ITEM 16. Exhibits.

(a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Not Applicable.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LDR Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 5, 2014.

LDR HOLDING CORPORATION

By:	/s/ Christophe Lavigne
Christophe Lavigne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christophe Lavigne, Robert McNamara and Scott Way, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2014.

Signature	Title

/s/ Christiophe Lavigne Christophe Lavigne	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Robert McNamara Robert McNamara	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Denise Cruz Denise Cruz	Controller (Principal Accounting Officer)

/s/ Joseph Aragona Joseph Aragona	Director

/s/ Kevin Lalande Kevin Lalande	Director

/s/ William W. Burke William W. Burke	Director

/s/ Stefan Widensohler Stefan Widensohler	Director

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of LDR Holding Corporation, adopted on October 15, 2013.	10-Q	001-36095	3.1	11/7/2013

3.2	Amended and Restated Bylaws of LDR Holding Corporation, adopted on October 15, 2013.	10-Q	001-36095	3.2	11/7/2013

4.1	Second Amended and Restated Investors’ Rights Agreement, dated April 7, 2014.	8-K	001-36095	10.1	4/11/2014

4.2	Second Amended and Restated Put-Call Agreement, dated August 6, 2013, by and among the Registrant, LDR Médical S.A.S. and the individuals listed on Schedule A thereto.	S-1/A	333-190829	4.4	9/19/2013

4.3*	Form of Senior Indenture.

4.4*	Form of Subordinated Indenture.

4.5*	Form of Senior Note.

4.6*	Form of Subordinated Note.

4.7*	Form of Warrant Agreement.

4.8*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

5.1*	Opinion of Andrews Kurth LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.					X

23.1	Consent of KPMG LLP.					X

23.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).					X

25.1**	Statement of Eligibility of Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2**	Statement of Eligibility of Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be filed, if applicable, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.